CommerceTel, Inc.

FINANCIAL STATEMENTS

For the Nine Months Ended and As of September 30, 2010 and 2009

CommerceTel, Inc.

TABLE OF CONTENTS

For the Nine Months Ended and As of September 30, 2010 and 2009

CommerceTel, Inc.
Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash	$26,578	$11,003
Accounts receivable	55,027	49,241
Other current assets	4,813	6,664
Total current assets	86,418	66,908
Equipment, net	3,049	7,957
Other assets	57,922	46,317
Total current assets	$147,389	$121,182

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$1,248,676	$989,370
Notes payable	610,598	571,984
Accrued interest	191,106	140,205
Accrued and deferred personnel compensation	352,925	196,819
Deferred revenues and customer deposits	48,527	127,704
Other current liabilities	3,847	3,262
Total current liabilities	2,455,679	2,029,344

Commitments and contingencies

Stockholders' deficit:
Common stock, $0.001 par value, 10,000,000 shares authorized, 10,037,500 and 10,000,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	10,038	10,000
Additional paid in capital	5,398,155	5,026,508
Accumulated deficit	(7,716,483)	(6,944,670)
Total stockholders' deficit	(2,308,290)	(1,908,162)
Total liabilities and stockholders' deficit	$147,389	$121,182

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statements of Operations

	For the nine-months ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Revenues	$711,048	$675,228
Cost of revenues	337,357	440,259
Gross profit	373,691	234,969
Operating expenses:
Personnel compensation and related	968,886	978,843
Equipment and facility related	97,930	100,293
Bad debt expense	3,246	9,374
Insurance, legal and accounting	31,578	144,810
Depreciation	4,906	20,207
Other operating, general and administrative	102,383	77,108
Total operating expenses	1,208,929	1,330,635
Loss from operations	(835,238)	(1,095,666)
Interest expense	51,901	70,387
Gain on Settlement of Operations Expenses	(115,326)	-
Net loss	$(771,813)	$(1,166,053)
Basic and diluted net loss per share	$(0.08)	$(0.12)
Basic and diluted weighted average common shares outstanding	10,037,500	10,000,000

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statement of Changes in Stockholders' Deficit

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2008	10,000,000	$10,000	$4,662,456	$(5,542,043)	$(869,587)
Capital contributions by parent	-	-	245,783	-	245,783
Share based compensation	-	-	118,269	-	118,269
Net loss	-	-	-	(1,402,627)	(1,402,627)
Balance at December 31, 2009	10,000,000	10,000	5,026,508	(6,944,670)	(1,908,162)
Capital contributions by parent	-	-	249,897	-	249,897
Share based compensation	-	-	106,788	-	106,788
Proceeds from debt conversion	37,500	38	14,962	-	15,000
Net loss	-	-	-	(771,813)	(771,813)
Balance at September 30, 2010	10,037,500	$10,038	$5,398,155	$(7,716,483)	$(2,308,290)

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statements of Cash Flows

	For the nine-months ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(771,813)	$(1,166,053)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation expense	4,906	20,207
Stock based compensation	106,788	86,978
Changes in operating assets and liabilities:
Accounts receivable	(5,784)	18,363
Other current assets	1,851	3,748
Other assets	(11,605)	3,000
Accounts payable and accrued liabilities	259,306	772,087
Accrued interest	50,901	50,237
Accrued and deferred personnel compensation	156,106	193,332
Deferred revenues and customer deposits	(79,177)	(8,279)
Other liabilities	585	23
Cash flows from operating activities	(287,936)	(26,357)
Cash flows from financing activities:
Proceeds from capital contributions from parent	249,897	-
Repayments of note payable	38,614	-
Proceeds from debt conversion - common stock	38	-
Proceeds from debt conversion- additional paid in capital	14,962	-
Cash flows from financing activities	303,511	-
Change in cash during period	15,575	(26,357)
Cash, beginning of period	11,003	68,080
Cash, end of period	$26,578	$41,723

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$20,150

The accompanying notes are an integral part of these financial statements.

1.	Summary of significant accounting policies

Nature of business

CommerceTel, Inc. (hereinafter referred to as “we” or “the/our Company”) was incorporated in Nevada on October 13, 2005.  Through September 30, 2010, we were wholly owned by COMMERCETEL CANADA CORPORATION (“CT Canada”).  We develop marketing solutions and platforms for mobile devices.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going concern

Our financial statements have been prepared assuming that we will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, we have incurred continued losses, have a net working capital deficiency, and have an accumulated deficit of approximately $7.7 million as of September 30, 2010.  These factors among others create a substantial doubt about our ability to continue as a going concern.  We are dependent upon sufficient future revenues, additional sales of our securities or obtaining debt financing in order to meet our operating cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company through December 31, 2010.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In response to our Company’s cash needs, we received additional investment from CT Canada totaling $249,897 for the nine months ended September 30, 2010.  Longer term, we anticipate that we will continue to raise additional equity financing through the sale of shares of our Company’s common stock in order to finance our future investing and operating cash flow needs.  However, there can be no assurance that such financings will be available on acceptable terms, or at all.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

Revenue is recognized on the accrual basis of accounting when earned.  We are responsible for providing access to technical services to customers who contract for our services.  Accordingly, we recognized revenue at the time that the services were rendered, the selling price was fixed, collection was reasonably assured and when both title and risk of loss transferred to the customer, provided no significant obligations remained.  Cash received in advance of the performance of services was recorded as deferred revenue.  Deferred revenues totaled $30,532 ($111,168 at December 31, 2009).

Cash and cash equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in bank checking accounts, money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At September 30, 2010 and December 31, 2009, respectively, the Company had no cash equivalents.

From time to time, we may maintain bank balances in excess of the $250,000 insured by the Federal Deposit Insurance Corporation.  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts.  We grant unsecured credit to substantially all of our customers.  Ongoing credit evaluations are performed and potential credit losses are charged to operations at the time the account receivable is estimated to be uncollectible.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our reserves will continue to be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in one of the customer’s credit worthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  We had no allowance for doubtful accounts at either September 30, 2010 or December 31, 2009.

Equipment

Equipment is recorded at cost, consist primarily of computer equipment and are depreciated using the straight-line method over the estimated useful lives of the related assets (generally three years or less).  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.  Depreciation expense for the nine months ended is $4,906 and $20,207 in 2010 and 2009, respectively.  Accumulated depreciation for the Company’s equipment is $113,658 and $108,752 at September 30, 2010 and December 31, 2009, respectively.

Valuation of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Income taxes

The Company provides for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

Share based compensation

Stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  The Company estimates the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options include the exercise price of the award, the fair value of the Company’s common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on the Company’s common stock.  We use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is anti-dilutive.  The Company has no dilutive securities as of September 30, 2010 and December 31, 2010.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of September 30, 2010, and 2009, the carrying value of the Company’s financial instruments approximated fair value due to their short-term nature and maturity.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recent accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. We believe adoption of this new guidance will not have a material impact on our financial statements.

2.	Notes payable and accrued interest

Notes payable consisted of the following at September 30, 2010 and December 31, 2009:

	Notes payable		Accrued interest
	9/30/2010	12/31/2009	9/30/2010	12/31/2009
Note payable due to a corporation, secured by the assets of our Company, interest accrues at the rate of 12% per annum (as amended), all amounts due and payable June 18, 2008	$500,000	$500,000	$170,592	$125,715
Unsecured (as amended) note payable due to our Company’s former Chief Executive Officer, interest accrues at the rate of 9% compounded annually, all amounts due and payable December 31, 2008	20,000	20,000	7,592	5,803
Note payable due to a trust, interest accrues at the rate of 10% per annum, all amounts due and payable December 31, 2006	51,984	51,984	12,576	8,687
Convertible note payable due to consultant, interest accrues at the rate of 10% simple basis of unpaid principal balance, all mounts due and payable August 31, 2011	28,615	-	346	-
Note payable due to Company	10,000	-	-	-
	$610,599	$571,984	$191,106	$140,205

Future repayments of amounts due under the notes payable to the corporation and the trust are subjected to ongoing negotiations with both parties that may lead to changes in existing repayment terms.  Should our Company ultimately settle amounts due under the notes for amounts as payment-in-full different than the amounts currently due under the existing notes, the differences will be recorded as a nonoperating gain in the period in which: 1) the agreement is reached; and 2) the ability of our Company to meet the revised requirements under the note is assured.

Future repayment of the note payable to our Company’s former Chief Executive Officer is subject to the resolution of litigation matters described more fully below.

Interest expense in connection with all notes payable outstanding totaled $51,901 and $70,387 for the nine months ended September 30, 2010 and 2009, respectively, and is recorded as interest expense in the accompanying statement of operations.

3.	Stockholders’ equity

Our Company was wholly owned by CT Canada as of September 30, 2010 and for all periods included in these financial statements.  Our capital requirements were completely financed by funds received from CT Canada.  Amounts advanced from CT Canada to our Company are accounted for as capital contributions as they were not intended to be repaid.

One of the Company’s debt holders converted $15,000 of debt in September 2010 into 37,500 shares of common stock at a conversion price of $0.40.

Share based compensation

Certain employees, directors and consultants of our Company (the “Optionees”) have received stock options exercisable for the common stock of (and issued by) our parent company CT Canada. Results of operations for the nine months ended September 30, 2010 include share based compensation costs totaling $106,788 ($86,978 for the nine months ended September 30, 2009) to recognize the value of the CT Canada options granted to the Optionees.  For purposes of accounting for share based compensation, the fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were utilized for the calculations for the nine months ended September 30, 2010 and 2009:

	2010		2009
Expected life (in years)	2.73	years	3.23	years
Weighted average volatility	153%		153%
Forfeiture rate	24.7%		24.6%
Risk-free interest rate	0.94%		1.68%
Expected dividend rate	0%		0%

The weighted average expected option and warrant term for employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107).  The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options.  We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term.  Expected volatilities are based on the historical volatility of the stock of a public company that provides comparable services within our targeted industry.  We estimated the forfeiture rate based on our expectation for future forfeitures and our estimates mirror our forfeiture rate experienced to date.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant.  We have never declared or paid dividends and have no plans to do so in the foreseeable future.
As of September 30, 2010, $71,000 of total unrecognized compensation cost related to unvested share based compensation arrangements is expected to be recognized over a weighted-average period of 15.0 months (December 31, 2009, 16.7 months).

4.	Litigation

In August 2008, our Company and certain employees, shareholders and directors (the “Plaintiffs”) initiated litigation against its former Chief Executive Officer (the “Defendant”) alleging criminal conduct against the financial interests and reputation of our Company.  The Defendant countersued our Company.  In December 2009, a judgment was entered in the Plaintiffs’ favor awarding damages and enjoining the Defendant from certain behavior prejudicial to our Company.  We have not recognized any gains from the damages that may be paid to our Company in the future due to the uncertainty of their ultimate realization.  Additionally, in a separate court action our Company has been enjoined against the payment of any amounts owed to the Defendant, including amounts due under a note payable noted above.

During 2009, two former employees of our Company brought complaints before the Labor Commissioner of the State of California, seeking payment of unpaid back wages, accrued time off and bonuses.  Our Company entered into a settlement agreement with one of the employees and had a judgment entered in favor of the other that required the payment to them of a total of $57,841, in full satisfaction of all liabilities.  Our Company was unable to meet the repayment terms required under either the settlement or the judgment although we continue to make payments to the former employees as funds are available to do so.  Amounts remaining unpaid at September 30, 2010 under the settlement agreements totaled $49,841.We do not foresee additional liabilities at this time in connection with this matter.

5.	Amounts due to a stockholder

Included within accounts payable and accrued liabilities at September 30, 2010 are amounts due to a company (the “Lender”) controlled by a stockholder for amounts advanced to our Company totaling $84,158.  During the year ended December 31, 2009, the Lender advanced our Company $173,615 against our future collections of identified accounts receivable.  The advances were discounted a total of $20,150 (included in interest expense for the year ended December 31, 2009) and are otherwise noninterest bearing.  All advances were due in full at or prior to the collection of the related accounts receivable which last occurred on September 24, 2009.  Our Company is currently negotiating with the stockholder concerning the terms and timing of future repayment.

6.	Commitments and contingencies

Our Company has a lease agreement for its office facilities through June 2012.  Our monthly rentals were $5,376 at September 30, 2010 and increase over time to $5,815 in January 2012.  Deferred rent at September 30, 2010 and December 31, 2009 totaled $3,847 and $3,262, respectively.  Rent expense (including related common area maintenance charges) totaled $54,599 for the nine months ended September 30, 2010 ($53,120 for the nine months ended September 30, 2009).  At September 30, 2010, we were delinquent in our payment of rent under our lease and owed $60,539 in back rent and common area maintenance charges.  We are currently in negotiations with our landlord to settle past due amounts and possibly modify our existing lease agreement.  Future lease amounts due under our lease agreement (as stated on September 30, 2010 and not included common area maintenance charges) total: $16,128 - 2010; $67,094 - 2011; and $34,889 - 2012.

At September 30, 2010, we were delinquent with respect to the payment of wages earned by current and former employees of our Company.  Subsequent to October 1, 2010, from time to time we have been late with respect to additional payrolls to existing employees due to an insufficient balance of cash on hand at the time the payrolls were due to be paid to the employees.  At present, the employees have agreed to continue their employment in the expectation of eventual payment of all amounts due to them in either cash, equity of our Company or some combination thereof.  It is our Company’s full intention to satisfy or reach a settlement with respect to all past due balances outstanding.

We currently are delinquent with respect to payments due to a number of our vendors and providers of services.  We have entered into negotiations with many of these creditors and expect to reach an agreement to modify balances currently outstanding to them.  Our accompanying financial statements record transactions with these creditors at the original agreed upon payment for services and our balance sheet at September 30, 2010 records liabilities at their original values.  If we subsequently come to an agreement to modify amounts to our creditors, we will record such modifications as a nonoperating gain or loss in the period that such modifications are agreed to.

7.	Employee benefit plan

We have an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of our employees.  Participants in the Plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code.  Our Company may make contributions at the discretion of its Board of Directors.  During the nine months ended September 30, 2010 and the year ended December 31, 2009, we made no contributions to the Plan.

8.	Subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 15, 2010, the date the financial statements were available to be issued.

During October 2010, the Company converted $1,488,597 in outstanding obligations due to various creditors into 3,721,493 shares of common stock at $0.40.

On October 18, 2010, the Company settled one of its obligations for 50% of its face value for $22,295.

On October 26, 2010, the Company amended its articles of incorporation to increase the number of shares of common stock its authorized to issue to 15,000,000.

On October 27, 2010, the Company settled one of its obligations for 50% of its face value for $10,932.

On October 27, 2010, the Company entered into a settlement agreement with one of its suppliers. The agreement calls for a $15,000 payment to be made on November 1, 2010, if the Company defaults on this settlement agreement the Company is required to pay the supplier its original obligation of $64,848.28, plus interest of $8,752, $450 of court costs and attorney fees of $7,500.  The Company made the $15,000 payment on November 1, 2010.

On November 2, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with CommerceTel Corporation, pursuant to which the CommerceTel Corporation purchased from the Company’s parent all issued and outstanding shares of the Company.

On November 2,  2010, CommerceTel Corporation issued to a number of accredited investors a series of its 10% Senior Secured Convertible Bridge Note (the “Notes”) in the aggregate principal amount of $1,000,000 (the “Financing”).  The Notes accrue interest at the rate of 10% per annum.  The entire principal amount evidenced by the Notes (the “Principal Amount”) plus all accrued and unpaid interest is due on the earlier of (i) the date the Company completes a financing transaction for the offer and sale of shares of common stock (including securities convertible into or exercisable for its common stock), in an aggregate amount of no less than 125% of the principal amounts evidenced by the Notes (a “Qualifying Financing”), and (ii) November 3, 2011.

On the maturity date of the Notes, in addition to the repayment of the Principal Amount and all accrued and unpaid interest, the Company will issue to each holder of the Notes, at each such holder’s option, (i) three year warrants to purchase that number of shares of its common stock equal to the Principal Amount plus all accrued and unpaid interest divided by the per share purchase price of the common stock offered and sold in the Qualifying Financing (the “Offering Price”) which warrants shall be exercisable at the Offering Price, or (ii) that number of shares of Common Stock equal to the product arrived at by multiplying (x) the Principal Amount plus all accrued and unpaid interest divided by the Offering Price and (y) 0.33.

The Company’s obligations under the Notes are secured by all of the assets of the CommerceTel Corporation, including all shares of the Company, its wholly owned subsidiary.

WFG Investments, Inc., a registered broker dealer, was paid a placement agent fee in the amount of $40,000 for its services rendered in connection with the Financing.